SWAP TRANSACTION CONFIRMATION

Date:	January 30, 2007
To:	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-OPT1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-OPT1 ("Counterparty")
Address:	Citibank, N.A. 2600 Michelson Drive
Irvine CA
92612 USA
Email:	Jennifer.Cupo@citigroup.com
Attention:	Jennifer Cupo
From:	Wachovia Bank, N.A. ("Wachovia")
Ref. No:	1730845

Dear Jennifer Cupo:

This confirms the terms of the Transaction described below between Counterparty and Wachovia. The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. Fixed Amounts and Floating Amounts for each applicable Payment Date hereunder will be calculated in accordance with the ISDA Definitions, and if any Fixed Amount and Floating Amount are due for the same Payment Date hereunder, then those amounts shall not be payable and instead the Fixed Rate Payer shall pay the positive difference, if any, between the Fixed Amount and the Floating Amount, and the Floating Rate Payer shall pay the positive difference, if any, between the Floating Amount and the Fixed Amount.

1. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap
Currency for Payments:	U.S. Dollars
Term:
Trade Date:	January 30, 2007
Effective Date:	February 26, 2007 in respect of Floating Amounts
February 25, 2007 in respect of Fixed Amounts
Termination Date:	May 25, 2010 in respect of Floating Amounts, subject to adjustment in accordance with the Following Business Day Convention.
May 25, 2010 in respect of Fixed Amounts

Fixed Amounts:

Fixed Rate Payer:	Counterparty
Notional Amount:	For a Calculation Period, the amount set forth opposite that Calculation Period on Attachment I hereto
Period End Dates:	Monthly on the 25th of each month commencing March 25, 2007, through and including the Termination Date; No Adjustment.

Payment Dates:
Monthly on the 1st New York Banking Day preceding the Period End Dates, commencing March 23, 2007, through and including May 24, 2010. Notwithstanding the provisions of Section 4.9(a) of the 2000 ISDA Definitions, the Termination Date shall not be a Payment Date hereunder. The final Payment Date shall be May 24, 2010.

Business Day:	New York
Fixed Rate:	5.10%
Fixed Rate Day Count Fraction:	30/360

Additional Fixed Amounts I:

Fixed Amount Payer:	Counterparty
Fixed Amount:	USD 852,275.00
Fixed Amount
Payment Date:	January 30, 2007

Floating Amounts:
Floating Rate Payer:	Wachovia
Notional Amount:	For a Calculation Period, the amount set forth opposite that Calculation Period on Attachment II hereto
Period End Dates:	Monthly on the 25th of each month commencing March 26, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Payment Dates:
Monthly on the 1st New York Banking Day preceding the Period End Dates, commencing March 23, 2007, through and including May 24, 2010. Notwithstanding the provisions of Section 4.9(a) of the 2000 ISDA Definitions, the Termination Date shall not be a Payment Date hereunder. The final Payment Date shall be May 24, 2010.

Business Day:	New York
Floating Rate for initial Calculation Period:	Determined two London Banking Days prior to the Effective Date
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 Month
Spread:	None
Floating Rate Day Count Fraction:	Actual/360
Floating Rate determined:	Two London Banking Days prior to each Reset Date.
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Rounding convention:	5 decimal places per the ISDA Definitions.

2. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Wachovia
Payment Instructions:	Wachovia Bank, N.A.
CIB Group, ABA 053000219
Ref: Derivative Desk (Trade No: 1730845)
Account #: 04659360006116
Wachovia Contacts:	Settlement and/or Rate Resets:
1-800-249-3865
1-704-383-8429

Documentation:

Tel: (704) 383-4599
Fax: (704) 383-9139

Collateral:
Tel: (704) 383-9529
Please quote transaction reference number.
Payments to Counterparty:	Please provide written payment instructions.
Wachovia will make no payments until
written payment instructions are received.
Phone: 1-800-249-3865 Fax: 1-704-383-8429

Documentation

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between Wachovia and Counterparty dated as of January 30, 2007, as amended and supplemented from time to time (the "ISDA Master Agreement"). All provisions contained or incorporated by reference in the Master Agreement will govern this Confirmation except as expressly modified herein.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,
Wachovia Bank, N.A.

By:/s/ Kim V Farr
Name: Kim V Farr
Title: Director
SP__ Ref. No. 1730845
Accepted and Confirmed as of date first written above:
SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-OPT1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-OPT1

By: CITIBANK, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust

By: /s/ Jennifer McCourt
Name: Jennifer McCourt
Title: Vice President

ATTACHMENT I Amortization Schedule for 1730845

Calculation Period (from and including, to but excluding)			USD Notional Amount	USD Notional Reduction (at end of period)
25 Feb 07	to	25 Mar 07	742,466,710.00	14,763,456.00
25 Mar 07	to	25 Apr 07	727,703,254.00	17,242,218.00
25 Apr 07	to	25 May 07	710,461,036.00	19,677,461.00
25 May 07	to	25 Jun 07	690,783,575.00	22,042,573.00
25 Jun 07	to	25 Jul 07	668,741,002.00	24,308,423.00
25 Jul 07	to	25 Aug 07	644,432,579.00	26,449,739.00
25 Aug 07	to	25 Sep 07	617,982,840.00	28,430,921.00
25 Sep 07	to	25 Oct 07	589,551,919.00	28,889,986.00
25 Oct 07	to	25 Nov 07	560,661,933.00	27,476,034.00
25 Nov 07	to	25 Dec 07	533,185,899.00	26,131,212.00
25 Dec 07	to	25 Jan 08	507,054,687.00	24,852,144.00
25 Jan 08	to	25 Feb 08	482,202,543.00	23,635,616.00
25 Feb 08	to	25 Mar 08	458,566,927.00	22,478,574.00
25 Mar 08	to	25 Apr 08	436,088,353.00	21,378,114.00
25 Apr 08	to	25 May 08	414,710,239.00	20,331,467.00
25 May 08	to	25 Jun 08	394,378,772.00	19,336,008.00
25 Jun 08	to	25 Jul 08	375,042,764.00	18,413,379.00
25 Jul 08	to	25 Aug 08	356,629,385.00	25,620,545.00
25 Aug 08	to	25 Sep 08	331,008,840.00	33,576,404.00
25 Sep 08	to	25 Oct 08	297,432,436.00	30,011,774.00
25 Oct 08	to	25 Nov 08	267,420,662.00	26,827,984.00
25 Nov 08	to	25 Dec 08	240,592,678.00	24,002,537.00
25 Dec 08	to	25 Jan 09	216,590,141.00	17,822,771.00
25 Jan 09	to	25 Feb 09	198,767,370.00	11,623,818.00
25 Feb 09	to	25 Mar 09	187,143,552.00	10,960,982.00
25 Mar 09	to	25 Apr 09	176,182,570.00	10,677,498.00
25 Apr 09	to	25 May 09	165,505,072.00	10,974,513.00
25 May 09	to	25 Jun 09	154,530,559.00	10,199,833.00
25 Jun 09	to	25 Jul 09	144,330,726.00	9,484,434.00
25 Jul 09	to	25 Aug 09	134,846,292.00	8,820,319.00
25 Aug 09	to	25 Sep 09	126,025,973.00	8,209,549.00
25 Sep 09	to	25 Oct 09	117,816,424.00	7,636,902.00
25 Oct 09	to	25 Nov 09	110,179,522.00	6,984,136.00
25 Nov 09	to	25 Dec 09	103,195,386.00	6,177,143.00
25 Dec 09	to	25 Jan 10	97,018,243.00	5,807,014.00
25 Jan 10	to	25 Feb 10	91,211,229.00	5,459,082.00
25 Feb 10	to	25 Mar 10	85,752,147.00	5,132,013.00
25 Mar 10	to	25 Apr 10	80,620,134.00	4,824,554.00
25 Apr 10	to	25 May 10	75,795,580.00	75,795,580.00

ATTACHMENT II Amortization Schedule for 1730845

Calculation Period (from and including, to but excluding)			USD Notional Amount	USD Notional Reduction (at end of period)
26 Feb 07	to	26 Mar 07	742,466,710.00	14,763,456.00
26 Mar 07	to	25 Apr 07	727,703,254.00	17,242,218.00
25 Apr 07	to	25 May 07	710,461,036.00	19,677,461.00
25 May 07	to	25 Jun 07	690,783,575.00	22,042,573.00
25 Jun 07	to	25 Jul 07	668,741,002.00	24,308,423.00
25 Jul 07	to	27 Aug 07	644,432,579.00	26,449,739.00
27 Aug 07	to	25 Sep 07	617,982,840.00	28,430,921.00
25 Sep 07	to	25 Oct 07	589,551,919.00	28,889,986.00
25 Oct 07	to	26 Nov 07	560,661,933.00	27,476,034.00
26 Nov 07	to	26 Dec 07	533,185,899.00	26,131,212.00
26 Dec 07	to	25 Jan 08	507,054,687.00	24,852,144.00
25 Jan 08	to	25 Feb 08	482,202,543.00	23,635,616.00
25 Feb 08	to	25 Mar 08	458,566,927.00	22,478,574.00
25 Mar 08	to	25 Apr 08	436,088,353.00	21,378,114.00
25 Apr 08	to	27 May 08	414,710,239.00	20,331,467.00
27 May 08	to	25 Jun 08	394,378,772.00	19,336,008.00
25 Jun 08	to	25 Jul 08	375,042,764.00	18,413,379.00
25 Jul 08	to	25 Aug 08	356,629,385.00	25,620,545.00
25 Aug 08	to	25 Sep 08	331,008,840.00	33,576,404.00
25 Sep 08	to	27 Oct 08	297,432,436.00	30,011,774.00
27 Oct 08	to	25 Nov 08	267,420,662.00	26,827,984.00
25 Nov 08	to	26 Dec 08	240,592,678.00	24,002,537.00
26 Dec 08	to	26 Jan 09	216,590,141.00	17,822,771.00
26 Jan 09	to	25 Feb 09	198,767,370.00	11,623,818.00
25 Feb 09	to	25 Mar 09	187,143,552.00	10,960,982.00
25 Mar 09	to	27 Apr 09	176,182,570.00	10,677,498.00
27 Apr 09	to	26 May 09	165,505,072.00	10,974,513.00
26 May 09	to	25 Jun 09	154,530,559.00	10,199,833.00
25 Jun 09	to	27 Jul 09	144,330,726.00	9,484,434.00
27 Jul 09	to	25 Aug 09	134,846,292.00	8,820,319.00
25 Aug 09	to	25 Sep 09	126,025,973.00	8,209,549.00
25 Sep 09	to	26 Oct 09	117,816,424.00	7,636,902.00
26 Oct 09	to	25 Nov 09	110,179,522.00	6,984,136.00
25 Nov 09	to	28 Dec 09	103,195,386.00	6,177,143.00
28 Dec 09	to	25 Jan 10	97,018,243.00	5,807,014.00
25 Jan 10	to	25 Feb 10	91,211,229.00	5,459,082.00
25 Feb 10	to	25 Mar 10	85,752,147.00	5,132,013.00
25 Mar 10	to	26 Apr 10	80,620,134.00	4,824,554.00
26 Apr 10	to	25 May 10	75,795,580.00	75,795,580.00

EXECUTION VERSION

SCHEDULE
to the
MASTER AGREEMENT
dated as of January 30, 2007 between
WACHOVIA BANK, NATIONAL ASSOCIATION (“Party A”)
and SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-OPT1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-OPT1 (“Party B”)

Part 1.	Termination Provisions

(a)	“Specified Entity” means, with respect to Party A for all purposes of this Agreement, none specified, and with respect to Party B for all purposes of this Agreement, none specified.

(b)	“Specified Transaction” has its meaning as defined in Section 14 of this Agreement.

(c)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement does not apply to Party A or Party B.

(d)	The “Transfer to Avoid Early Termination” provision of Section 6(b)(ii) shall be amended by deleting the words “or if a Tax Event upon Merger occurs and the Burdened Party is the Affected Party.”

(e)
Payments on Early Termination. Except as otherwise provided in this Schedule, “Market Quotation” and the “Second Method” apply. In the case of any Terminated Transaction that is, or is subject to, any unexercised option, the words “economic equivalent of any payment or delivery” appearing in the definition of “Market Quotation” shall be construed to take into account the economic equivalent of the option.

(f)	“Termination Currency” means United States Dollars.

(g)
Timing of Party B Termination Payment. If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable one Business Day immediately preceding the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

(h)	Limitation on Defaults by Party A and Party B. The Events of Default specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:

(i)	Section 5(a)(i) of this Agreement (Failure to Pay or Deliver) subject to the provisions of the last paragraph hereof;

(ii)
With respect to Party A only, Section 5(a)(ii) of this Agreement (Breach of Agreement); provided that Section 5(a)(ii) will not apply to Party A with respect to Party A's failure to comply with its obligations under Part 5(b)(ii) or 5(b)(iii) herein or under the Credit Support Annex;

(iii)
With respect to Party A only, Section 5(a)(iii) of this Agreement (Credit Support Default) subject to the provisions of the last paragraph hereof; provided that Section 5(a)(iii)(1) shall apply to Party B with respect to Party B’s obligations under Paragraph 3(b) of any Credit Support Annex;

(iv)	With respect to Party A only, Section 5(a)(iv) of this Agreement (Misrepresentation);

(v)
With respect to Party A only, Section 5(a)(vi) of this Agreement (Cross Default). For the purposes of this Part 1 h(v), “Threshold Amount” shall mean, with respect to Party A, (x) 3% of Wachovia Bank, National Association’s “Total Equity Capital” as described in its most recently published Call Report, or (y) if Party A is not Wachovia Bank, National Association, 3% of the shareholder’s equity (excluding deposits) of such Person; “Specified Indebtedness,” with respect to Party A, shall have the meaning specified in Section 14, provided that Specified Indebtedness shall not include deposits received in the course of Party A’s ordinary banking business; and “Call Report” shall mean, a “Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Officers” of Wachovia Bank, National Association, filed with Federal Deposit Insurance Corporation on a quarterly basis or, if such form is not required to be filed, such other comparable form applicable to Wachovia Bank, National Association from time to time.

(vi)
Section 5(a)(vii) of this Agreement (Bankruptcy); provided that clauses (2), (7) and (9) thereof shall not apply with respect to Party B, provided further that clause (4) shall not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates, provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Pooling and Servicing Agreement or (ii) any appointment to which Party B has not become subject, and provided further that clause (8) shall not apply to Party B to the extent that such clause (8) relates to clauses (2), (4), (6) and (7) (except to the extent that such provisions are not disapplied to Party B); and

(vii)	Section 5(a)(viii) of this Agreement (Merger Without Assumption).

Notwithstanding Sections 5(a)(i) and 5(a)(iii) of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not be an Event of Default unless (A) (i) the Second Rating Trigger Requirements apply and at least 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, or (B) (i) a Ratings Event has occurred and is continuing and at least 10 Local Business Days (or 30 calendar days, in the case of Fitch) have elapsed the since the date a Ratings Event occurred and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(i)	Limitation on Termination Events by Party A and Party B. The Termination Events specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:

(i)	Section 5(b)(i) of this Agreement (Illegality);

(ii)
Section 5(b)(ii) of this Agreement (Tax Event); provided that Section 5(b)(ii) shall be amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”; and

(iii)
Section 5(b)(iii) of this Agreement (Tax Event Upon Merger); provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(j)            Additional Termination Events. The occurrence of any of the following events shall be an Additional Termination Event.

(i)
First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and either (1) the Second Rating Trigger Requirements do not apply or (2) less than 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

2

(ii)
Second Rating Trigger Replacement. (1) The Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (2) (x) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 6(a) below and/or (y) at least one entity with the First Trigger Required Ratings and/or the Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

The “Second Rating Trigger Requirements” applies when no Relevant Entity has credit ratings at least equal to the Second Trigger Required Ratings.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

(iii)
Ratings Event. Party A fails to comply with the downgrade provisions as set forth in Part 5(b)(iii), after giving effect to the relevant time frame specified therein and (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 6(a) below and/or (ii) at least one entity with the Hedge Counterparty Ratings Requirement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(iv)
Disclosure Agreement. Party A has not, within ten (10) Business Days following receipt of request therefore, complied with any of the provisions set forth in Paragraph 3 of the Disclosure Agreement following the failure to provide Additional Information (as defined in the Disclosure Agreement). The “Disclosure Agreement” means the Disclosure Agreement, dated January 30, 2007, among HSI Asset Securitization Corporation, HSBC Bank USA, National Association, HSBC Securities (USA) Inc. and Party A. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(v)	[Reserved].

(vi)
Optional Termination. Notice of any Option to Purchase occurs under the Pooling and Servicing Agreement (such notice, an “Optional Termination Notice”) is delivered and such notice is not rescinded prior to the Early Termination Date designated in connection with this Part 1(j)(vi). With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions. Notwithstanding anything to the contrary in Section 6(b)(iv) or Section 6(c)(i), the final Distribution Date specified in the Optional Termination Notice is hereby designated as the Early Termination Date for the foregoing Additional Termination Event in respect of all Affected Transactions. Furthermore, Section 2(a)(iii)(2) shall not be applicable to any Affected Transaction in connection with the Early Termination Date resulting from the foregoing Additional Termination Event. Notwithstanding anything to the contrary in Section 6(c)(ii), payments and deliveries under Section 2(a)(i) or Section 2(e) in respect of the Terminated Transactions resulting from this Additional Termination Event will be required to be made through and including the Early Termination Date designated as a result of this Additional Termination Event; provided, for the avoidance of doubt, that any such payments or deliveries that are made on or prior to such Early Termination Date will not be treated as Unpaid Amounts in determining the amount payable in respect of such Early Termination Date.

3

(vii)
Termination. Party B, the Supplemental Trust or the Trust is terminated. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(viii)
Amendment. The Pooling and Servicing Agreement is amended or modified without the prior written consent of Party A where such consent is required under the terms of the Pooling and Servicing Agreement, and such amendment or modification has a materially adverse effect on Party A; provided, however, that it shall not be an Additional Termination Event where such amendment or modification involves the appointment of any successor trustee, securities administrator, master servicer or servicer pursuant to the terms of the Pooling and Servicing Agreement. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

Notwithstanding anything in Section 6 of this Agreement to the contrary, any amounts due as result of the occurrence of an Additional Termination Event described in Parts 1(j)(v) through (viii) of this Schedule may be calculated prior to the Early Termination Date and shall be payable on the Early Termination Date.

(k)
Calculations. Notwithstanding Section 6 of this Agreement, for so long as Party A is (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, the following shall apply:

(i)             The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(ii)   The definition of“Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding; provided that:

(A)
If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Party B may specify in writing to Party A (but in either case no later than the Early Termination Date) (such day the “Latest Settlement Amount Determination Day”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest negative number shall equal the largest absolute value such that, for example, negative 3 shall be lower than negative 2); or

4

(B)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iii)
For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, that notwithstanding the provisions of this Part 1(k), nothing in this Agreement shall preclude Party A from obtaining Market Quotations.

(iv)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

(v)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(vi)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).

(l)
Designation of Early Termination Date; Amendments. Notwithstanding any other provision of this Agreement, Party B shall not designate an Early Termination Date, and no transfer of any rights or obligations under this Agreement shall be made, unless each Rating Agency has been given prior written notice of such amendment, designation or transfer. Furthermore, this Agreement will not be amended unless the Rating Agency Condition is satisfied.

Part 2.	Tax Provisions

(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each party makes the following representation: None.

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(b)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(c)    Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

(d)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement:

(i)	Party A makes the following representation(s): None

(ii)	Party B makes the following representation(s): None.

(e)	Tax Forms.

(i)
Delivery of Tax Forms. For the purpose of Section 4(a)(i), and without limiting Section 4(a)(iii), each party agrees to duly complete, execute and deliver to the other party the tax forms specified below with respect to it (A) before the first Payment Date under this Agreement, (B) promptly upon reasonable demand by the other Party and (C) promptly upon learning that any such form previously provided by such Party has become obsolete or incorrect.

(ii)	Tax Forms to be Delivered by Party A:

None specified.

(iii)	Tax forms to be Delivered by Party B:

Subject to Section 4(a)(iii), any document required or reasonably requested to allow Party A to make payments under this Agreement without any deduction or withholding on account of any Tax.

Part 3.	Documents

(a)
Delivery of Documents. When it delivers this Agreement, each party shall also deliver its Closing Documents to the other party in form and substance reasonably satisfactory to the other party. For each Transaction, a party shall deliver, promptly upon request, a duly executed incumbency certificate for the person(s) executing the Confirmation for that Transaction on behalf of that party.

(b)	Closing Documents.

(i)	For Party A, “Closing Documents” mean:

(A)	an opinion of Party A’s counsel addressed to Party B and the Rating Agencies in form and substance acceptable to Party B and the Rating Agencies;

(B)	a duly executed incumbency certificate for each person executing this Agreement for Party A, or in lieu thereof, a copy of the relevant pages of its official signature book; and

(C)
each Credit Support Document (if any) specified for Party A in this Schedule, together with a duly executed incumbency certificate for the person(s) executing that Credit Support Document, or in lieu thereof, a copy of the relevant pages of its official signature book.

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(ii)	For Party B, “Closing Documents” mean:

(A)	an opinion of Party B’s counsel addressed to Party A and the Rating Agencies in form and substance acceptable to Party A and the Rating Agencies;

(B)	a duly executed copy of the Pooling and Servicing Agreement and the other operative documents relating thereto and referred to therein, executed and delivered by the parties thereto; and

(C)	a duly executed certificate of the secretary or directors of Party B certifying the name and true signature of each person authorized to execute this Agreement and enter into Transactions for Party B.

Part 4.	Miscellaneous

(a)
Addresses for Notices. For purposes of Section 12(a) of this Agreement, all notices to a party shall, with respect to any particular Transaction, be sent to its address, telex number or facsimile number specified in the relevant Confirmation, provided that any notice under Section 5 or 6 of this Agreement, and any notice under this Agreement not related to a particular Transaction, shall be sent to a party at its address, telex number or facsimile number specified below; provided, further, that any notice under the Credit Support Annex shall be sent to a party at its address, telex number or facsimile number specified in the Credit Support Annex.

To Party A:

301 South College, DC-8
Charlotte, NC 28202-0600
Attention: Derivatives Documentation Group
Fax: (704) 383-0575
Phone: (704) 383-8778

To Party B:

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Agency and Trust, HASCO 2007-OPT1

With a copy to:

CitiMortgage, Inc.
4000 Regent Blvd.
Irving, Texas 75063
Attention: Master Servicing Division, Compliance Manager HASCO 2007-OPT1

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not applicable

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement, neither party is a Multibranch Party.

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(e)	“Calculation Agent” means Party A.

(f)	Credit Support Document.

(i)
For Party A, the following is a Credit Support Document: the Credit Support Annex dated the date hereof (the “Credit Support Annex”) and duly executed and delivered by Party A and Party B and any Eligible Guarantee, if applicable.

(ii)	For Party B, the following is a Credit Support Document: the Credit Support Annex.

(g)	Credit Support Provider.

(i)	For Party A, Credit Support Provider means (1) Party A in its capacity as a party to the Credit Support Annex and (2) the guarantor under any Eligible Guarantee.

(ii)	For Party B, the Credit Support Provider means Party B in its capacity as a party to the Credit Support Annex.

(h)
Governing Law. This Agreement will be governed by and construed in accordance with the law (and not the law of conflicts except with respect to §§ 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(i)
Waiver of Jury Trial. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement, any Credit Support Document to which it is a party, or any Transaction.

(j)	Netting of Payments. Section 2(c)(ii) of this Agreement will apply to all Transactions.

(k)	“Affiliate” has its meaning as defined in Section 14 of this Agreement, provided that Party B shall be deemed to have no Affiliates.

(l)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

(m)
Single Agreement. Section 1(c) shall be amended by adding the words “, the credit support annex entered into between Party A and Party B in relation to this Agreement” after the words “Master Agreement.”

(n)
Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

Part 5.    Other Provisions

(a)
2000 ISDA Definitions. This Agreement and each Transaction are subject to the 2000 ISDA Definitions (including its Annex) published by the International Swaps and Derivatives Association, Inc. (together, the “2000 ISDA Definitions”) and will be governed by the provisions of the 2000 ISDA Definitions. The provisions of the 2000 ISDA Definitions are incorporated by reference in, and shall form part of, this Agreement and each Confirmation. Any reference to a “Swap Transaction” in the 2000 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a “Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for purposes of the 2000 ISDA Definitions. The provisions of this Agreement (exclusive of the 2000 ISDA Definitions) shall prevail in the event of any conflict between such provisions and the 2000 ISDA Definitions.

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(b)	Downgrade Provisions.

(i)
Second Trigger Failure Condition. So long as the Second Rating Trigger Requirements apply, Party A shall, at its own expense use commercially reasonable efforts, as soon as reasonably practicable, to either (i) furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that maintains the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (ii) obtain an Eligible Replacement pursuant to Part 6(a) that assumes the obligations of Party A under this Agreement (through a novation or other assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty.

(ii)
Collateralization Event. It shall be a collateralization event (“Collateralization Event”) if (A) either (i) the unsecured, short-term debt obligations of the Relevant Entity are rated below “A-1” by S&P or (ii) if the Relevant Entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of a Relevant Entity are rated below “A+” by S&P, or (B) the unsecured, long-term senior debt obligations or financial strength ratings of the Relevant Entity are rated below “A” by Fitch). For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Collateralization Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Pooling and Servicing Agreement. Within 30 calendar days from the date a Collateralization Event has occurred and so long as such Collateralization Event is continuing, Party A shall, at its sole expense, either (i) post collateral in an amount required to be posted pursuant to terms of the Credit Support Annex (such amount which is the greater of amounts required to be posted by Moody’s, S&P and Fitch), or (ii) obtain an Eligible Replacement that (x) upon satisfaction of the Rating Agency Condition (as defined below), assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable.

“Rating Agency Condition” shall mean first receiving prior written confirmation from S&P and Fitch that their then-current ratings of the rated Certificates will not be downgraded or withdrawn by such Rating Agency.

(iii)
Ratings Event. It shall be a ratings event (“Ratings Event”) if at any time after the date hereof, the Relevant Entity shall fail to satisfy the Hedge Counterparty Ratings Threshold or the Relevant Entity is no longer rated by S&P. Within 30 calendar days (or, in the case of a failure to meet the requirements of subparagraph (a) of the definition of “Hedge Counterparty Ratings Threshold”, within 10 Local Business Days) from the date a Ratings Event has occurred and so long as such Ratings Event is continuing, Party A shall, at its sole expense, (i) obtain an Eligible Replacement that (x) upon satisfaction of the Rating Agency Condition, assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable, and (ii) upon the occurrence of a Ratings Event, Party A shall immediately be required to post collateral in an amount required to be posted pursuant to terms of the Credit Support Annex (such amount which is the greater of amounts required to be posted by Moody’s, S&P and Fitch).

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(iv)	Downgrade Definitions.

(A)
“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

(B)
“Eligible Replacement” means a Transferee (i) (A) with the First Trigger Required obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided Ratings and/or the Second Trigger Required Ratings or (B) whose present and future by a guarantor with the First Trigger Required Ratings and/or the Second Trigger Required Ratings and (ii) with the ratings specified in the definition of Hedge Counterparty Ratings Requirement below.

(C)
“First Trigger Required Ratings” means with respect to an entity, either (i) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-1” and the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s.

(D)	“Fitch” means Fitch, Inc.

(E)
“Hedge Counterparty Ratings Threshold” means (a) the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated at least “BBB-” by S&P, and (b) either (i) the unsecured, senior debt obligations or financial strength ratings of Party A (or its Credit Support Provider), are rated at least “BBB+” by Fitch or (ii) the unsecured, short-term debt obligations (if any) of Party A , are rated at least “F2” by Fitch. For the avoidance of all doubts, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Ratings Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Pooling and Servicing Agreement.

(F)
“Hedge Counterparty Ratings Requirement” means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least “A-1” by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least “A+” by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least “F1” by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

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(G)	“Moody’s” means Moody's Investors Service, Inc.

(H)	“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

(I)	“Relevant Entity” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(J)	“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

(K)	A “Second Trigger Failure Condition” shall occur at any time that no Relevant Entity maintains the Second Trigger Required Ratings.

(L)
“Second Trigger Required Ratings” means with respect to an entity (A) either where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s, and (B) where such entity is not the subject of a Moody’s Short-term Rating, if the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s.

(c)	Additional Representations. Section 3 of this Agreement is hereby amended by adding the following Sections 3(g), (h), (i) and (j):

“(g) Non-Reliance. For any Relevant Agreement: (i) it acts as principal and not as agent, (ii) it acknowledges that the other party acts only arm’s length and is not its agent, broker, advisor or fiduciary in any respect, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement, (iii) it is relying solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) and upon advice from its own professional advisors, (iv) it understands the Relevant Agreement and those risks, has determined they are appropriate for it, and willingly assumes those risks, (v) it has not relied and will not be relying upon any evaluation or advice (including any recommendation, opinion, or representation) from the other party, its affiliates or the representatives or advisors of the other party or its affiliates (except representations expressly made in the Relevant Agreement or an opinion of counsel required thereunder); and (vi) if a party is acting as a Calculation Agent or Valuation Agent, it does so not as the other party’s agent or fiduciary, but on an arm’s length basis for the purpose of performing an administrative function in good faith.

“Relevant Agreement” means this Agreement, each Transaction, each Confirmation, any Credit Support Document, and any agreement (including any amendment, modification, transfer or early termination) between the parties relating thereto or to any Transaction.

(h) Eligibility. It is an “eligible contract participant” within the meaning of the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000).

(i) FDIC Requirements. If it is a bank subject to the requirements of 12 U.S.C. § 1823(e), its execution, delivery and performance of this Agreement (including the Credit Support Annex and each Confirmation) have been approved by its board of directors or its loan committee, such approval is reflected in the minutes of said board of directors or loan committee, and this Agreement (including the Credit Support Annex and each Confirmation) will be maintained as one of its official records continuously from the time of its execution (or in the case of any Confirmation, continuously until such time as the relevant Transaction matures and the obligations therefor are satisfied in full).

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(j) ERISA. It is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan as defined in Section 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.”

(d)
Recorded Conversations. Each party and any of its Affiliates may electronically record any of its telephone conversations with the other party or with any of the other party’s Affiliates in connection with this Agreement or any Transaction, and any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.

Part 6.	Additional Terms

(a)	Transfers by Party A.

(i)
Section 7 of this Agreement shall not apply to Party A and, subject to Section 6(b)(ii) (provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies of such transfer) and Part 6(a)(ii), Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without first satisfying the Rating Agency Condition and without the prior written consent of Party B.

(ii)
Subject to Part 1(l), Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement through a novation or other assignment and assumption agreement or similar agreement in form and substance reasonably satisfactory to Party B; provided that (A) Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement, (B) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax, (C) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer and (D) Party A receives confirmation from each Rating Agency (other than Moody’s) that transfer to the Transferee does not violate the Rating Agency Condition. Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

(iii)
If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 6(a)(ii), Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

(iv)
Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Part 6(a) will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(b)	Payments. All payments to Party B under this Agreement or any Transaction shall be made to the appropriate account specified under the related Confirmation.

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(c)
Set-off. Except as otherwise provided in this Schedule, Party A and Party B hereby waive any and all right of set-off with respect to any amounts due under this Agreement or any Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Sections 2(c) and 6 of this Agreement or the setoff rights contained in the Credit Support Annex. Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off”.

(d)	Pooling and Servicing Agreement

(i)
Party B hereby acknowledges that Party A is a third-party beneficiary under the Pooling and Servicing Agreement, and Party B agrees for the benefit of Party A that neither it nor any other Person will take any action (whether in the form of an amendment, a modification, supplement, waiver, approval, consent or otherwise) which may have a material adverse effect with respect to the rights, interest or benefits granted to Party A under the Pooling and Servicing Agreement with respect to this Agreement, whether or not this Agreement is specifically referred to or identified therein without the prior written consent of Party A (to the extent such consent is required under the Pooling and Servicing Agreement).

“Pooling and Servicing Agreement” means that certain Pooling and Servicing Agreement, by and among HSI Asset Securitization Corporation, Depositor, Option One Mortgage Corporation, Originator and Servicer, CitiMortgage, Inc., Master Servicer, Citibank, N.A., Securities Administrator, Wells Fargo Bank, N.A., Custodian, Deutsche Bank National Trust Company, Trustee, and Officetiger Global Real Estate Services Inc., Credit Risk Manager, dated as of January 1, 2007, as the same may be amended, modified, supplemented or restated from time to time.

(ii)
On the date Party B executes and delivers this Agreement and on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Pooling and Servicing Agreement is in full force and effect; that Party B is not party to any separate agreement with any of the parties to the Pooling and Servicing Agreement that would have the effect of diminishing or impairing the rights, interests or benefits that have been granted to Party A under, and which are expressly set forth in, the Pooling and Servicing Agreement; that Party B’s obligations under this Agreement are dependant on payments under the Pooling and Servicing Agreement; that each Transaction entered into under this Agreement is a Derivative Agreement under the Pooling and Servicing Agreement; that Party A constitutes a Derivative Counterparty under the Pooling and Servicing Agreement; that no Event of Default has occurred and is continuing as defined in the Pooling and Servicing Agreement; that nothing herein violates or conflicts with any of the provisions of the Pooling and Servicing Agreement or any other documents executed in connection therewith. In addition, on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Transactions do not violate or conflict with any of the provisions of the Pooling and Servicing Agreement or any other documents executed in connection therewith; and that under the terms of the Pooling and Servicing Agreement, neither the consent of the Trustee, the Securities Administrator, nor of any of the Certificateholders under the Pooling and Servicing Agreement is required for Party B to enter into that Transaction or for Party A to be entitled for that Transaction to the rights, interests and benefits granted to Party A under the Pooling and Servicing Agreement.

(iii)	Party B will provide at least ten days’ prior written notice to Party A of any proposed amendment or modification to the Pooling and Servicing Agreement.

(e)
Consent to Notice & Communications. Party B hereby consents to the giving to the Securities Administrator of notice by Party A of Party A’s address and telecopy and telephone numbers for all purposes of the Pooling and Servicing Agreement, and in addition, Party A shall also be entitled at any time to provide the Securities Administrator with copies of this Agreement, including all Confirmations. In addition, Party A shall not be precluded from communicating with the Securities Administrator or any party to, or any third party beneficiary under, the Pooling and Servicing Agreement for the purpose of exercising, enforcing or protecting any of Party A’s rights or remedies under this Agreement or any rights, interests or benefits granted to Party A under the Pooling and Servicing Agreement.

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(f)
No Bankruptcy Petition. Without impairing any right afforded to it under the Pooling and Servicing Agreement as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period then in effect) following indefeasible payment in full of the Certificates. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This Part 6(i) shall survive termination of this Agreement.

(g)
Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Securities Administrator not individually or personally but solely as trustee of the Supplemental Interest Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as a personal representation, undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Securities Administrator, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Securities Administrator be personally liable for the payment of any indebtedness or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Supplemental Interest Trust under this Agreement.

(h)
Party A Rights Solely Against Trust Fund. Notwithstanding anything herein to the contrary, Party A hereunder acknowledges and agrees that the liability of Party B to Party A hereunder (including, for the avoidance of doubt, each Confirmation hereto) is limited in recourse to the assets in the Trust Fund and to the extent that the proceeds of the assets in the Trust Fund, when applied in accordance with the applicable provisions of the Pooling and Servicing Agreement, are insufficient to meet the obligations of Party B hereunder in full, Party B shall have no further liability in respect of any such outstanding obligations and any obligations of Party B which remain outstanding, and all claims against Party B hereunder shall be extinguished. Party A further agrees and acknowledges that the obligations of Party B hereunder are solely the obligations of Party B and that Party A shall not take any action against the directors, shareholders, administrator or officers of Party B to recover any amounts due hereunder (absent fraud or willful misconduct by any such person). Notwithstanding the foregoing or anything herein to the contrary, Party A shall not be precluded from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Pooling and Servicing Agreement. This Part 6(h) shall survive termination of this Agreement.

(i)
Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the words “to another account in the same legal and tax jurisdiction as the original account” following the word “delivery” in the first line thereof.

(j)
Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 6(j) shall not constitute an Event of Default or a Termination Event. Each party agrees to provide to the other party any other notice reasonably expected to be provided to facilitate compliance with the terms of this Agreement and the Credit Support Document.

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(k)
Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Swap Counterparty; (iv) the terms of the Certificates; (v) other than as provided in the Disclosure Agreement, the preparation of or passing on the disclosure and other information contained in any offering circular or offering document for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement or the Disclosure Agreement; or (vii) any other aspect of Party B’s existence.

Part 7.	Definitions.

All capitalized terms used herein and not defined herein shall have the definitions ascribed to them in the Pooling and Servicing Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

15

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:  /s/ Kim V Farr
Name:      Kim V. Farr
Title:            Director

SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-OPT1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-OPT1

By: CITIBANK, N.A., not individually, but solely as trustee
on behalf of the Supplemental Interest Trust

By:   /s/ Jennifer McCourt
Name:   Jennifer McCourt
Title:  Vice President

(Bilateral Form) (ISDA Agreements Subject to New York Law Only)
ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the Master Agreement

dated as of January 30, 2007

between

WACHOVIA BANK, NATIONAL ASSOCIATION	and	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-OPT1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-OPT1

(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:
(i) Interpretation

(i) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(ii) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

(j) Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.
(k) Credit Support Obligations

(i) Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(A) the Credit Support Amount

exceeds

(B) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(ii) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(A) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(B) the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.
(l) Conditions Precedent, Transfer Timing, Calculations and Substitutions

(i) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(A) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(B) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(ii) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(iii) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

Substitutions.

(A) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(B) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided, however, that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

(m) Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(A) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(1) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(2) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(3) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(B) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.
(n) Holding and Using Posted Collateral

(i) Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(ii) Eligibility to Hold Posted Collateral; Custodians.

(A) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(B) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(C) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(iii) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(A) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(B) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.
(iv) Distributions and Interest Amount.

(A) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(B) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

(o) Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:
(A) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(B) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(C) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

(p) Certain Rights and Remedies

(i) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(A) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(B) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(C) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(D) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.
(ii) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(A) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(B) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(C) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(D) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(1) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(2) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(iii) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(iv) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

(q) Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:
(A) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(B) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2,

(C) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(D) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

(r) Expenses

(i) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(ii) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(iii) Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

(s) Miscellaneous

(i) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(ii) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(iii) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(iv) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(v) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(vi) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

(t) Definitions

As used in this Annex:
“Cash” means the lawful currency of the United States of America. “Credit Support Amount” has the meaning specified in Paragraph 3. “Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13. “Delivery Amount” has the meaning specified in Paragraph 3(a). “Disputing Party” has the meaning specified in Paragraph 5.
“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.
“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.
“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided, however, that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).
“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:
(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.
“Interest Rate” means the rate specified in Paragraph 13.
“Local Business Day” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.
“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Notification Time” has the meaning specified in Paragraph 13.
“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.
“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.
“Posted Credit Support” means Posted Collateral and Other Posted Support.
“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.
“Resolution Time” has the meaning specified in Paragraph 13.
“Return Amount” has the meaning specified in Paragraph 3(b).
“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.
“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.
“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).
“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:
(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.
“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.
“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.
“Valuation time” has the meaning specified in Paragraph 13.
“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:
(i) Eligible Collateral or Posted Collateral that is:

(A) Cash, the Amount thereof, and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

(u) Elections and Variables

EXECUTION VERSION

Elections and Variables
to the 1994 ISDA Credit Support Annex
to the Schedule to the ISDA Master Agreement dated as of January 30, 2007 between Party A and Party B

dated as of

January 30, 2007

between

WACHOVIA BANK, NATIONAL ASSOCIATION	and	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-OPT1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-OPT1
_______________________________________ (“Party A”)		_________________________________________ (“Party B”)

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above (this “Agreement”), is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraphs 1 - 12.  Incorporation

Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof.

Paragraph 13.

(v)	Security Interest for “Obligations”.

The term “Obligations” as used in this Annex includes the following additional obligations: None.

(w)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a), except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date;” provided, that the Delivery Amount shall be calculated, with respect to collateral posting required by each Rating Agency, by using (i) such Rating Agency’s Valuation Percentages as provided below to determine Value and (ii) the Credit Support Amount related to such Rating Agency. The Delivery Amount shall be the greatest of such calculated amounts.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b); provided, that the Return Amount shall be calculated, with respect to collateral posting required by each Rating Agency, by using (i) such Rating Agency’s Valuation Percentages as provided below to determine Value and (ii) the Credit Support Amount related to such Rating Agency. The Return Amount shall be the least of such calculated amounts.

(C)	“Credit Support Amount” has the meaning specified in Paragraph 13(j)(iii).

(ii)	Eligible Collateral. The Valuation Percentages[1] listed below shall apply to the following Eligible Collateral:

Instrument	Valuation Percentages applicable with respect to calculating Moody's First Trigger Credit Support Amount	Valuation Percentages applicable with respect to calculating Moody's Second Trigger Credit Support Amount	Valuation Percentages applicable with respect to calculating S&P Credit Support Amount and Fitch Credit Support Amount
	Moody’s	Moody’s	S&P	Fitch
U. S. Dollar Cash	100%	100%	100%	100%
Euro Cash	97%	93%	89.8%	**
Sterling Cash	97%	94%	91.9%	**
Fixed Rate Negotiable Treasury Debt issued by U.S. Treasury Department with Remaining Maturity:
<1 Year	100%	100%	98.6%	97.5%
1 to 2 years	100%	99%	97.3%	94.7%
2 to 3 years	100%	98%	95.8%	94.7%
3 to 5 years	100%	97%	93.8%	91.5%
5 to 7 years	100%	95%	91.4%	89.0%
7 to 10 years	100%	94%	90.3%	86.3%
10 to 20 years	100%	89%	87.9%	83.0%
> 20 years	100%	87%	84.6%	79.0%
Floating-Rate Negotiable U.S. Dollar Denominated Treasury Debt Issued by The U.S. Treasury Department
All Maturities	100%	99%	Not Eligible Collateral	**
Fixed-Rate U.S. Dollar Denominated U.S. Agency Debentures with Remaining Maturity:
< 1 Year	100%	99%	98%	**
1 to 2 years	100%	98%	96.8%	**
2 to 3 years	100%	97%	96.3%	**
3 to 5 years	100%	96%	94.5%	**
5 to 7 years	100%	94%	90.3%	**
7 to 10 years	100%	93%	86.9%	**
10 to 20 years	100%	88%	82.6%	**
> 20 years	100%	86%	77.9%	**
Floating-Rate U.S. Dollar Denominated U.S. Agency Debentures
All maturities	100%	98%	Not Eligible Collateral	**
Fixed-Rate Euro Denominated Euro-Zone Government Bonds Rated Aa3 or Above by Moody’s and AAA by S&P with Remaining Maturity:
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1 With respect to collateral types not listed below, such assets will be subject to review by each of S&P, Fitch and Moody’s.

< 1 Year	97%	93%	98%	**
1 to 2 years	97%	92%	96.3%	**
2 to 3 years	97%	91%	95.8%	**
3 to 5 years	97%	89%	89.3%	**
5 to 7 years	97%	87%	85.7%	**
7 to 10 years	97%	86%	80.7%	**
10 to 20 years	97%	82%	72.5%	**
> 20 years	97%	80%	Not Eligible Collateral	**
Floating-Rate Euro Denominated Euro-Zone Government Bonds Rated Aa3 or Above by Moody’s or AAA by S&P
All maturities:	97%	92%	Not Eligible Collateral	**
Qualified Commercial Paper
	0%*	0%*	99%	99.5%

For the purposes of the above table, “Qualified Commercial Paper” means commercial paper with a rating of at least P-1 by Moody’s, A-1+ by S&P and F1+ by Fitch and having a remaining maturity of not more than one month.

*or such other percentage in respect of which Moody's has provided a rating affirmation.

** subject to review by Fitch

(iii)	Thresholds.

(A)	“Independent Amount” means with respect to Party A: Zero

“Independent Amount” means with respect to Party B: Zero

(B)
“Threshold” means with respect to Party A: infinity; provided that the Threshold with respect to Party A shall be zero for so long as no Relevant Entity has the First Trigger Required Ratings or a Collateralization Event is occurring and (i) no Relevant Entity has had the First Trigger Required Ratings since this Annex was executed, or (ii) at least 30 Local Business Days have elapsed since the last time a Relevant Entity had the First Trigger Required Ratings, or (iii) no Relevant Entity has met the Hedge Counterparty Ratings Requirement since this Annex was executed, or (iv) at least 30 calendar days have elapsed since the last time a Collateralization Event occurred or (v) a Ratings Event is occurring.

“Threshold” means with respect to Party B: infinity.

(C)
“Minimum Transfer Amount” means with respect to Party A: USD $100,000; provided, however, that if S&P is rating the Certificates and the aggregate Certificate Principal Balances of the rated Certificates falls below $50,000,000, then the Minimum Transfer Amount shall mean USD $50,000.

(D)
“Minimum Transfer Amount” means with respect to Party B: USD $100,000 (or if the Posted Collateral is less than $100,000, the aggregate Value of Posted Collateral), provided, however, that if S&P is rating the Certificates and the aggregate Certificate Principal Balances of the rated Certificates falls below $50,000,000, then the Minimum Transfer Amount shall mean USD $50,000 (or if the Posted Collateral is less than $50,000, the aggregate Value of Posted Collateral).

(E)	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of USD $10,000. The Return Amount will be rounded down to the nearest integral multiple of USD $10,000.

(iv)
“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(j) of the Schedule is deleted)” shall be inserted and (2) at the end of such definition, the words “with terms substantially the same as those of this Agreement.”

(x)	Valuation and Timing.

(i)	“Valuation Agent” means Party A in all circumstances.

(ii)	“Valuation Date” means [each Local Business Day] [the first Local Business Day in each week]. [2]

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Credit Support Amount will, as far as practicable, be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(y)	Conditions Precedent and Secured Party’s Rights and Remedies. None.

(z)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(aa)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)
Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Eligible Credit Support or Posted Credit Support as of the relevant Valuation Date or date of Transfer will be calculated as follows:

(A)
with respect to any Eligible Credit Support or Posted Credit Support comprising securities (“Securities”) the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 5(c)(ii) or included in the applicable price) as of such date; and

__________________________
2 Selected at the option of Party A.

(B)	with respect to any Cash, the face amount thereof.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(bb)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians:

A Custodian will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6(b); provided that:

(1) Posted Collateral may be held only in the following jurisdiction: United States.

(2) The Custodian for Party B (A) is a commercial bank or trust company which is unaffiliated with Party B and organized under the laws of the United States or state thereof, having assets of at least $500 million and a long term debt or a deposit rating of at least (i) Baa2 from Moody’s and (ii) A-1 from S&P, or is the Securities Administrator, and a short term rating from Fitch of at least “F1” and (B) shall hold all Eligible Credit Support in an Eligible Account segregated from any Derivative Account and any other Accounts of the Trustee or the Securities Administrator as such terms are defined in the related Pooling and Servicing Agreement.

(3) Initially, the Custodian for Cash and Securities for Party B is: The Securities Administrator under the Pooling and Servicing Agreement, or any successor thereto.

(ii)           Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B. The Securities Administrator shall invest Cash Posted Credit Support in such overnight (or redeemable within two Local Business Days of demand) investments rated at least AAAm or AAAm-G by S&P and at least Aaa or Prime-1 by Moody’s (or such other investments as may be affirmed in writing by S&P and Moody’s) as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party and (y) an Early Termination Date has been designated by Party B, in which case such investment shall be at the direction of Party B) with gains and losses incurred in respect of such investments to be for the account of Party A.

(iii)          Notice. If a party or its Custodian fails to meet the criteria for eligibility to hold (or, in the case of a party, to use) Posted Collateral set forth in this Paragraph 13(g), such party shall promptly notify the other party of such ineligibility.

(cc)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual rate of interest earned by Party B or the Custodian if the Cash is invested at the direction of Party A in accordance with Paragraph 13(g)(ii) above, otherwise the “Interest Rate” will be the federal funds overnight rate as published by the Board of Governors of the Federal Reserve System in H.15 (519) or its successor publication, or such other rate as the parties may agree from time to time.

(ii)
Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is transferred to the Pledgor pursuant to Paragraph 3(b), in each case to the extent that a Delivery Amount would not be created or increased by that transfer, provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(dd)	Address for Transfers.

Party A: To be notified to Party B by Party A at the time of the request for the transfer.

Party B: To be notified to Party A by Party B upon request by Party A.

(ee)	Other Provisions.

(i)	Costs of Transfer on Exchange.

Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor.

(ii)	Cumulative Rights.

The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Credit Support created pursuant to this Annex.

(iii)	Ratings Criteria.

“Credit Support Amount” shall be (a) in respect of S&P, the S&P Credit Support Amount, (b) in respect of Fitch, the Fitch Credit Support Amount, and (c) in respect of Moody’s, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, as applicable.

With respect to Fitch:

“Fitch Credit Support Amount” means, for any Valuation Date, the excess, if any, of:

(I)	(A)
for any Valuation Date (x) on which a Collateralization Event with respect to Fitch has occurred and been continuing for at least 30 calendar days or (y) on which a Ratings Event with respect to Fitch has occurred and is continuing, an amount equal to the sum of (1) the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions and (2) the aggregate of the products of the Volatility Buffer for each Transaction and the Notional Amount of each Transaction for the Calculation Period of each such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II) the Threshold for Party A for such Valuation Date.

“Volatility Buffer” shall mean the percentage set forth in the following table with respect to any Transaction:

	Weighted Average Life (Years)
Notes’ Rating	1	2	3	4	5	6	7	8	9	10	11	12	13	14	>=15
USD Interest Rate Swaps
AA- or Better	0.8	1.7	2.5	3.3	4.0	4.7	5.3	5.9	6.5	7.0	7.5	8.0	8.5	9.0	9.5
A+/A	0.6	1.2	1.8	2.3	2.8	3.3	3.8	4.2	4.6	5.0	5.3	5.7	6.0	6.4	6.7
A-/BBB+	0.5	1.0	1.6	2.0	2.5	2.9	3.3	3.6	4.0	4.3	4.7	5.0	5.3	5.6	5.9
With respect to Moody’s:

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a First Trigger Failure Condition has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party’s aggregate Exposure for all Transactions and the aggregate of Moody’s Additional Collateralized Amounts for all Transactions.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean:

[the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of Moody’s First Trigger Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;]3

________________________
3 If Moody’s First Trigger Credit Support Amount is calculated using DV01.

[the product of the applicable Moody’s First Trigger Factor set forth in Table 1 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;]4 or

(B) for any other Valuation Date, zero, over

(II)	the Threshold for Party A such Valuation Date.

“First Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Required Ratings.

“DV01” means, with respect to a Transaction and any date of determination, the sum of the estimated change in the Secured Party’s Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Moody’s First Trigger DV01 Multiplier” means [(A) if each Local Business Day is a Valuation Date, 15, or (B) otherwise, 25].

“Moody’s First Trigger Notional Amount Multiplier” means [(A) if each Local Business Day is a Valuation Date, 2%, or (B) otherwise, 4%].

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of
(III)         (A) for any Valuation Date on which it is the case that a Second Trigger Failure Condition has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of the Secured Party’s aggregate Exposure and the aggregate of Moody’s Additional Collateralized Amounts for all Transactions.

For the purposes of this definition:

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean:

if such Transaction is not a Transaction-Specific Hedge,

___________________________
4 If Moody’s First Trigger Credit Support Amount is calculated without using DV01.

[the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of the Moody’s Second Trigger Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][1]

[the product of the applicable Moody’s Second Trigger Factor set forth in Table 2 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][2] or if such Transaction is a Transaction-Specific Hedge,

[the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][3]

[the product of the applicable Moody’s Second Trigger Factor set forth in Table 3 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][4] or

(B) for any other Valuation Date, zero, over

(IV)	the Threshold for Party A for such Valuation Date.

“Transaction-Specific Hedge” means any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or an interest rate swap if (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

“Second Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger DV01 Multiplier” means [(A) if each Local Business Day is a Valuation Date, 50, or (B) otherwise, 60].

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means [(A) if each Local Business Day is a Valuation Date, 65, or (B) otherwise, 75].

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means [(A) if each Local Business Day is a Valuation Date, 10%, or (B) otherwise, 11%].

________________________
5 If Moody’s Second Trigger Credit Support Amount for a fixed schedule swap is calculated using DV01.
6 If Moody’s Second Trigger Credit Support Amount for a fixed schedule swap is calculated without using DV01.
7 If Moody’s Second Trigger Credit Support Amount for a Transaction-Specific Hedge is calculated using DV01.
8 If Moody’s Second Trigger Credit Support Amount for a Transaction-Specific Hedge is calculated without using DV01.

“Moody’s Second Trigger Notional Amount Multiplier” means [(A) if each Local Business Day is a Valuation Date, 8% or (B) otherwise, 9%].

With respect to S&P:

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of:

(I)	(A)
for any Valuation Date (x) on which a Collateralization Event with respect to S&P has occurred and been continuing for at least 30 calendar days or (y) on which a Ratings Event with respect to S&P has occurred and is continuing, an amount equal to the sum of (1) the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions and (2) the aggregate of the products of the Volatility Buffer for each Transaction and the Notional Amount of each Transaction for the Calculation Period of each such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II) the Threshold for Party A for such Valuation Date.

“Volatility Buffer” shall mean the percentage set forth in the following table with respect to any Transaction (other than a Transaction identified in the related Confirmation as a Timing Hedge):

Short-term credit rating of Party A’s Credit Support Provider	Remaining Weighted Average Life Maturity up to 3 years	Remaining Weighted Average Life Maturity up to 5 years	Remaining Weighted Average Life Maturity up to 10 years	Remaining Weighted Average Life Maturity up to 30 years
At least “A-2”	2.75	3.25	4.00	4.75
“A-3”	3.25	4.00	5.00	6.25
“BB+” or lower	3.50	4.50	6.75	7.50

(iv)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(A)	shall be given to or made at the following addresses:

If to Party A:

As set forth in Part 4(a) of the Schedule.

If to Party B:

As set forth in Part 4(a) of the Schedule.

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph) to the other party;

(B)
shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(v)	Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the first sentence of this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, except with respect to Party B’s obligations under Paragraph 3(b), (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder. Party A and Party B further agree that, notwithstanding anything to the contrary in the recital to this Annex or Paragraph 7, this Annex will constitute a Credit Support Document only with respect to Party A.

(vi)	Capacity.

It is expressly understood and agreed by the parties hereto that (i) this Annex is executed and delivered by the Securities Administrator not individually or personally but solely as supplemental interest trustee of the Supplemental Interest Trust, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Supplemental Interest Trust is made and intended not as personal representations, undertakings and agreements by the Securities Administrator but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Securities Administrator, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Securities Administrator be personally liable for the payment of any indebtedness or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under this Annex or any other related documents as to all of which recourse shall be had solely to the assets of the Trust Fund and the Supplemental Interest Trust in accordance with the terms of the Pooling and Servicing Agreement; unless the Securities Administrator was grossly negligent or acted with wilful misconduct.

(vii)	External Marks.

At such time as the long-term senior debt rating of Party A’s Credit Support Provider is BBB or lower from S&P, Party A in its capacity as Valuation Agent shall get external verification of its calculation of Exposure on a monthly basis. This verification shall be at Party A’s expense and may not be verified by the same entity more than four (4) times in any twelve (12)-month period. The external mark should reflect the higher of two (2) bids from counterparties that would be willing and eligible to provide the swap in the absence of the current provider. Such bids and any external marks received by the Valuation Agent shall be provided to S&P. The calculation of Exposure should be based on the greater of the internal and external marks.

(viii)	Event of Default.

Subclause (iii) of Paragraph 7 shall not apply to Party B.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date specified on the first page hereof.

WACHOVIA BANK, NATIONAL ASSOCIATION	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-OPT1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-OPT1

By: CITIBANK, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust

By: /s/ Kim V Farr Name: Kim V. Farr Title: Director	By: /s/ Jennifer McCourt Name: Jennifer McCourt Title: Vice President

Table 1

Moody’s First Trigger Factor
[If “Valuation Date” means each Local Business Day, the “Daily Collateral Posting” column will apply and the Weekly Collateral Posting Column will be deleted.]
[If “Valuation Date” means the first Local Business Day in each week, the “Weekly Collateral
Posting” column will apply and the Daily Collateral Posting Column will be deleted.]

Remaining Weighted Average Life of Hedge in Years	[Daily Collateral Posting	[Weekly Collateral Posting
1 or less	0.15%	0.25%
More than 1 but not more than 2	0.30%	0.50%
More than 2 but not more than 3	0.40%	0.70%
More than 3 but not more than 4	0.60%	1.00%
More than 4 but not more than 5	0.70%	1.20%
More than 5 but not more than 6	0.80%	1.40%
More than 6 but not more than 7	1.00%	1.60%
More than 7 but not more than 8	1.10%	1.80%
More than 8 but not more than 9	1.20%	2.00%
More than 9 but not more than 10	1.30%	2.20%
More than 10 but not more than 11	1.40%	2.30%
More than 11 but not more than 12	1.50%	2.50%
More than 12 but not more than 13	1.60%	2.70%
More than 13 but not more than 14	1.70%	2.80%
More than 14 but not more than 15	1.80%	3.00%
More than 15 but not more than 16	1.90%	3.20%
More than 16 but not more than 17	2.00%	3.30%
More than 17 but not more than 18	2.00%	3.50%
More than 18 but not more than 19	2.00%	3.60%
More than 19 but not more than 20	2.00%	3.70%
More than 20 but not more than 21	2.00%	3.90%
More than 21 but not more than 22	2.00%	4.00%
More than 22 but not more than 23	2.00%	4.00%
More than 23 but not more than 24	2.00%	4.00%
More than 24 but not more than 25	2.00%	4.00%
More than 25 but not more than 26	2.00%	4.00%
More than 26 but not more than 27	2.00%	4.00%
More than 27 but not more than 28	2.00%	4.00%
More than 28 but not more than 29	2.00%	4.00%
More than 29	2.00%]	4.00%]

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts
[If “Valuation Date” means each Local Business Day, the “Daily Collateral Posting” column will apply and the Weekly Collateral Posting Column will be deleted.]
[If “Valuation Date” means the first Local Business Day in each week, the “Weekly Collateral
Posting” column will apply and the Daily Collateral Posting Column will be deleted.]

Remaining Weighted Average Life of Hedge in Years	[Daily Collateral Posting	[Weekly Collateral Posting
1 or less	0.50%	0.60%
More than 1 but not more than 2	1.00%	1.20%
More than 2 but not more than 3	1.50%	1.70%
More than 3 but not more than 4	1.90%	2.30%
More than 4 but not more than 5	2.40%	2.80%
More than 5 but not more than 6	2.80%	3.30%
More than 6 but not more than 7	3.20%	3.80%
More than 7 but not more than 8	3.60%	4.30%
More than 8 but not more than 9	4.00%	4.80%
More than 9 but not more than 10	4.40%	5.30%
More than 10 but not more than 11	4.70%	5.60%
More than 11 but not more than 12	5.00%	6.00%
More than 12 but not more than 13	5.40%	6.40%
More than 13 but not more than 14	5.70%	6.80%
More than 14 but not more than 15	6.00%	7.20%
More than 15 but not more than 16	6.30%	7.60%
More than 16 but not more than 17	6.60%	7.90%
More than 17 but not more than 18	6.90%	8.30%
More than 18 but not more than 19	7.20%	8.60%
More than 19 but not more than 20	7.50%	9.00%
More than 20 but not more than 21	7.80%	9.00%
More than 21 but not more than 22	8.00%	9.00%
More than 22 but not more than 23	8.00%	9.00%
More than 23 but not more than 24	8.00%	9.00%
More than 24 but not more than 25	8.00%	9.00%
More than 25 but not more than 26	8.00%	9.00%
More than 26 but not more than 27	8.00%	9.00%
More than 27 but not more than 28	8.00%	9.00%
More than 28 but not more than 29	8.00%	9.00%
More than 29	8.00%]	9.00%]

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges
[If “Valuation Date” means each Local Business Day, the “Daily Collateral Posting” column will apply and the Weekly Collateral Posting Column will be deleted.]
[If “Valuation Date” means the first Local Business Day in each week, the “Weekly Collateral
Posting” column will apply and the Daily Collateral Posting Column will be deleted.]

Remaining Weighted Average Life of Hedge in Years	[Daily Collateral Posting	[Weekly Collateral Posting
1 or less	0.65%	0.75%
More than 1 but not more than 2	1.30%	1.50%
More than 2 but not more than 3	1.90%	2.20%
More than 3 but not more than 4	2.50%	2.90%
More than 4 but not more than 5	3.10%	3.60%
More than 5 but not more than 6	3.60%	4.20%
More than 6 but not more than 7	4.20%	4.80%
More than 7 but not more than 8	4.70%	5.40%
More than 8 but not more than 9	5.20%	6.00%
More than 9 but not more than 10	5.70%	6.60%
More than 10 but not more than 11	6.10%	7.00%
More than 11 but not more than 12	6.50%	7.50%
More than 12 but not more than 13	7.00%	8.00%
More than 13 but not more than 14	7.40%	8.50%
More than 14 but not more than 15	7.80%	9.00%
More than 15 but not more than 16	8.20%	9.50%
More than 16 but not more than 17	8.60%	9.90%
More than 17 but not more than 18	9.00%	10.40%
More than 18 but not more than 19	9.40%	10.80%
More than 19 but not more than 20	9.70%	11.00%
More than 20 but not more than 21	10.00%	11.00%
More than 21 but not more than 22	10.00%	11.00%
More than 22 but not more than 23	10.00%	11.00%
More than 23 but not more than 24	10.00%	11.00%
More than 24 but not more than 25	10.00%	11.00%
More than 25 but not more than 26	10.00%	11.00%
More than 26 but not more than 27	10.00%	11.00%
More than 27 but not more than 28	10.00%	11.00%
More than 28 but not more than 29	10.00%	11.00%
More than 29	10.00%]	11.00%]